Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 333-258209) pertaining to the Absci Corporation
2020 Stock Option and Grant Plan, as amended, the Absci Corporation 2021 Stock
Option and Incentive Plan and the Absci Corporation 2021 Employee Stock Purchase
Plan,
(2) Registration Statement (Form S-8 No. 333-263772) pertaining to the Absci Corporation
2021 Stock Option and Incentive Plan,
(3) Registration Statement (Form S-8 No. 333-270995) pertaining to the Absci Corporation
2021 Stock Option and Incentive Plan and the Absci Corporation 2021 Employee Stock
Purchase Plan,
(4) Registration Statement (Form S-8 No. 333-278140) pertaining to the Absci Corporation
2021 Stock Option and Incentive Plan, the Absci Corporation 2021 Employee Stock
Purchase Plan, and the Absci Corporation 2023 Inducement Plan, and
(5) Registration Statement (Form S-3 No. 333-267043) pertaining to the shelf-registration of
Absci Corporation securities;

of our report dated March 24, 2026, with respect to the consolidated financial statements of Absci Corporation included in this Annual Report (Form 10-K) of Absci Corporation for the year ended December 31, 2025.

/s/ Ernst & Young LLP

San Jose, California
March 24, 2026